UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	December 14, 2005
(December 12, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

2-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.

On December 12, 2005, the Board of Directors (“Board”) of Texas-New Mexico Power Company (“TNMP”), a wholly-owned subsidiary of PNM Resources, Inc. (“PNMR”), amended the TNMP Excess Benefit Plan (the “Plan”), effective as of January 1, 2005.

The amendment did the following:

•	closed the Plan to new participantsso that no employee may enter the Plan after January 1, 2005,

•	terminated immediately the participation of any participant who was actively employed by TNMP on January 1, 2005 (a “non-grandfathered participant”) and

•	mandated that the benefit payable to any non-grandfathered participant be paid no later than December 31, 2005.

Distribution of Plan assets will result in one remaining active executive, W.D. Hobbs, President and Chief Executive Officer of TNMP and Senior Vice President, Customer and Delivery Services of PNMR, receiving a lump sum payment from the Plan of $73,989.

A copy of the amendment to the Plan is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number Description

10.1	Amendment to TNMP Excess Benefit Plan, effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: December 14, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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